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                                                                     EXHIBIT 3.1

                    SECOND RESTATED ARTICLES OF INCORPORATION
                                       OF
                                 EPICEDGE, INC.
                               A TEXAS CORPORATION

         ARTICLE ONE: Pursuant to the provisions of Article 4.07 of the Texas Business Corporation Act, EPICEDGE, INC. (the "CORPORATION") hereby adopts these Second Restated Articles of Incorporation which accurately copy the articles of incorporation and all amendments thereto that are in effect to date and as further amended by such Second Restated Articles of Incorporation as hereinafter set forth and which contain no other changes in any provision thereof.

         ARTICLE TWO: The articles of incorporation and all amendments thereto that are in effect to date of the Corporation are amended by these Second Restated Articles of Incorporation as follows:

A. To amend Exhibit A of the Restated Articles of Incorporation, which consists of the Statement of Designation Relating to Series A Convertible Preferred Stock with a par value of $.01 per share (the "SERIES A DESIGNATION"), in order to:

         (i) provide that the liquidation preference of the Series A Convertible Preferred Stock, set forth in Section 1(b)(2) thereof, is junior to that of any "Senior Securities;"

         (ii) add to the definition of "Excluded Securities," in Section 7 thereof, certain additional securities of the Corporation, including the "Note" and the "Warrants;"

         (iii) add to Section 7 thereof the definitions of the terms "Senior Securities," "Note" and "Warrants;" and

         (iv) add to the definition of "Stock Option Plan" in Section 7 thereof, the Corporation's 2000 Employee Stock Purchase Plan.

B. To amend Exhibit B of the Restated Articles of Incorporation, which consists of the Statement of Designation Relating to Series B Convertible Preferred Stock with a par value of $.01 per share (the "SERIES B DESIGNATION"), in order to:

         (i) provide that the liquidation preference of the Series B Convertible Preferred Stock, set forth in Section 1(b)(2) thereof, is junior to that of any "Senior Securities;"

         (ii) add to the definition of "Excluded Securities," in Section 7 thereof, certain additional securities of the Corporation, including the "Note" and the "Warrants;"

         (iii) add to Section 7 thereof the definitions of the terms "Senior Securities," "Note" and "Warrants;"

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         (iv)     add to the definition of "Stock Option Plan" in Section 7
                  thereof, the Corporation's 2000 Employee Stock Purchase Plan; and

         (v) to clarify in the definition of "Conversion Price" in Section 7 thereof, that subparagraphs 3.b and 3.c thereof apply to each of the various possible conversion prices.

C. The addition and establishment of a class of Series B-1 Convertible Preferred Stock, as hereinafter described.

         ARTICLE THREE: Each amendment made by these Second Restated Articles of Incorporation has been effected in conformity with the provisions of the Texas Business Corporation Act (the "TBCA") and such Second Restated Articles of Incorporation and each such amendment made by these Second Restated Articles of Incorporation was duly adopted by the unanimous written consent of the Board of Directors of the Corporation on the 31st day of March, 2003 and by the written consent of at least fifty-one percent (51%) of the holders of the issued and outstanding Series A Convertible Preferred Stock and at least fifty-one percent (51%) of the holders of the issued and outstanding Series B Convertible Preferred Stock, which preferred shareholders constitute the shareholders of the Corporation entitled to vote on such amendments, on the 31st day of March, 2003, with prompt notice to those preferred shareholders of the corporation who were entitled to vote on the approval of these Second Restated Articles of Incorporation and who did not sign the written consent.

         ARTICLE FOUR: On the 31st day of March, 2003, the number of shares issued and outstanding was: Eighteen Million Two Hundred Thousand Three Hundred Thirty-Three (18,200,333) shares of Common Stock; Nine Million Six Hundred Ninety-Five Thousand Four Hundred Eighty-One (9,695,481) shares of Series A Convertible Preferred Stock; and, Three Million One Hundred Seventy-Three Thousand Four Hundred Fifty-One (3,173,451) shares of Series B Convertible Preferred Stock.

         Because the amendments described in Article 2(A) and (B) above solely effect changes in the designations, preferences, limitations and relative rights of the Series A Convertible Preferred Stock and Series B Convertible Preferred Stock, and because each of the Series A Convertible Preferred Stock and Series B Convertible Preferred Stock were established by the Corporation's Board of Directors pursuant to the authority granted to it by Article 2.13 of the TBCA, pursuant to Article 4.03(C) of the TBCA, only the holders of Series A Convertible Preferred Stock, voting as a separate class, and the holders of Series B Convertible Preferred Stock, voting as a separate class, are entitled to vote and approve such amendments. Because the amendment described in Article 2(C) above consists solely of the establishment of a new series of preferred stock of the Corporation, and because the Restated Articles of Incorporation provide that the Board of Directors of the Corporation has the right, pursuant to Article 2.13 of the TBCA, to establish such a series of preferred stock, the vote of all of the shareholders of the Corporation is not required to approve the amendment described in Article 2(C) above. However, because the voting rights of the preferred stock set forth in Section 2(b) the Series A Designation and Section 2(b) of the Series B Designation provide that the holders of at least fifty-one percent (51%) of the shares of each of such series of preferred stock must vote to approve the creation of a new series of preferred stock, the amendment described in Article 2(C) above was also submitted to

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the holders of issued and outstanding Series A Convertible Preferred Stock and
Series B Convertible Preferred Stock for their approval, each voting as a separate class.

         Accordingly, the holders of Nine Million Six Hundred Ninety-Five Thousand Four Hundred Eighty-One (9,695,481) shares of issued and outstanding Series A Convertible Preferred Stock, voting as a separate class, were entitled to vote on Articles 2(A) and 2(C) above, and the holders of Three Million One Hundred Seventy-Three Thousand Four Hundred Fifty-One (3,173,451) shares of issued and outstanding Series B Convertible Preferred Stock, voting as a separate class, were entitled to vote on Articles 2(B) and 2(C) above.

         The requisite number of the preferred shareholders have duly adopted and approved these Second Restated Articles of Incorporation by written consent, with prompt notice to those preferred shareholders of the corporation who were entitled to vote on the approval of these Second Restated Articles of Incorporation and who did not sign the written consent. With respect to Article 2(A) above, the holders of Six Million One Hundred Thirteen Thousand Six Hundred Eleven (6,113,611) issued and outstanding shares of Series A Convertible Preferred Stock consented to the adoption of such amendment. With respect to
Article 2(B) above, the holders of One Million Six Hundred Twenty-Two Thousand Six Hundred Eighty-One (1,622,681) issued and outstanding shares of Series B Convertible Preferred Stock consented to the adoption of such amendment. With respect to Article 2(C) above, the holders of Six Million One Hundred Thirteen Thousand Six Hundred Eleven (6,113,611) issued and outstanding shares of Series A Convertible Preferred Stock and the holders of One Million Six Hundred Twenty-Two Thousand Six Hundred Eighty-One (1,622,681) issued and outstanding shares of Series B Convertible Preferred Stock consented to the adoption of such amendment. Because these Second Restated Articles of Incorporation were approved by the less than unanimous written consent of the preferred shareholders entitled to vote thereon, though the approval and consent of the requisite number of preferred shareholders was obtained, not every preferred shareholder entitled to vote on such matters executed such written consent. Accordingly, it is not clear whether such preferred shareholders that did not sign such written consent would have approved the matters or would have abstained, had a vote been taken. However, in compliance with Article 9.10(A)(4) of the TBCA, prompt notice will be given to those preferred shareholder who did not sign the written consent approving these Second Restated Articles of Incorporation.

         Additionally, with respect to each of the amendments in Article 2 above, the Board of Directors of the Corporation unanimously approved such amendments by written consent, dated March 31, 2003, pursuant to Articles 2.13 and 4.03(C) of the TBCA and pursuant to Article Four of the Restated Articles of Incorporation.

         ARTICLE FIVE: The articles of incorporation and all amendments and supplements thereto are hereby superseded by the following Second Restated Articles of Incorporation which accurately copy and amend the entire text thereof:

                                  ARTICLE ONE

         The name of the Corporation is EpicEdge, Inc. (the "CORPORATION").

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                                  ARTICLE TWO

         The period of its duration is perpetual.

                                 ARTICLE THREE

         The purpose of the Corporation shall include the transaction of any or all lawful business for which corporations may be incorporated under the Texas Business Corporation Act, as the same exists or may be hereafter amended.

                                  ARTICLE FOUR

         The total number of shares of stock which the Corporation shall have authority to issue is 130,000,000 consisting of 100,000,000 shares of common stock, par value $.01 per share (the "Common Stock"), and 30,000,000 shares of preferred stock, par value $.01 per share (the "Preferred Stock").

         10,000,000 shares of Preferred Stock of the Corporation may be issued from time to time in one or more classes or series, each of which class or series shall have such distinctive designation or title as shall be determined by the board of directors of the Corporation (the "Board of Directors") prior to the issuance of any shares thereof. Each such class or series of Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, and shall be stated in such resolution or resolutions providing for the issue of such class or series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof pursuant to the authority hereby expressly vested in it, all in accordance with the laws of the State of Texas.

         These Second Restated Articles of Incorporation also have been filed with the Secretary of State of the State of Texas in order to:

(a) amend and restate the rights preferences and privileges of the Series A Convertible Preferred Stock as set forth in the Amended and Restated Statement of Designation attached hereto as Exhibit A, and incorporated herein by reference.

(b) amend and restate the rights preferences and privileges of the Series B Convertible Preferred Stock as set forth in the Amended and Restated Statement of Designation attached hereto as Exhibit B, and incorporated herein by reference.

(c) designate a class of Series B-1 Convertible Preferred Stock, and to establish the rights preferences and privileges of such shares as set forth in the Statement of Designation attached hereto as Exhibit C, and incorporated herein by reference.

                                  ARTICLE FIVE

         The Corporation will not commence business until it has received for the issuance of its shares consideration of the value of One Thousand ($1,000.00) Dollars.

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                                  ARTICLE SIX

         The post office address of the Corporation's registered office, and the name of its initial registered agent for service at such address is CT Corporation System, 1021 Main Street, Suite 1150, Houston, Texas 77002.

                                 ARTICLE SEVEN

         The number of Directors constituting the current Board of Directors is four (4), and the names and addresses of the persons who are to serve as the Directors until the next annual meeting of the shareholders or until their successors are elected and qualified are:

   Name                                  Address
   ----                                  --------
Eric Loeffel                       5508 Highway 290 West
                                   Third Floor
                                   Austin, Texas 78735

John A. Svahn                      5508 Highway 290 West
                                   Third Floor
                                   Austin, Texas 78735

Panna Sharma                       5508 Highway 290 West
                                   Third Floor
                                   Austin, Texas 78735

Mark McManigal                     5508 Highway 290 West
                                   Third Floor
                                   Austin, Texas 78735

                                 ARTICLE EIGHT

         The capital stock, after the amount of the subscription price, or par value, has been paid in, shall not be subject to assessment to pay the debts of the Corporation.

                                  ARTICLE NINE

         The private property of the shareholders shall not be subject to the payment of corporation debts to any extent whatsoever.

                                  ARTICLE TEN

         In furtherance and not in limitation to the powers conferred by the Texas Business Corporation Act, the Board of Directors is expressly authorized:

                  To make, alter or repeal the By-Laws of the Corporation. By resolution passed by a majority of the whole Board, to designate one or more committees, each committee to consist of two or more of the Directors of the Corporation which to

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                  the extent provided in the resolution or in the By-Laws of the
                  Corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation to be affixed to all papers which it may acquire, such committee or committees shall have such name or names as may be stated in the By-Laws of the Corporation or may be determined from time to time by resolution adopted by the Board of Directors.

         Any action required under the Texas Business Corporation Act, as amended, to be taken at any annual or special meeting of shareholders, or any action which may be taken at any annual or special meeting of shareholders, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of shares having not less than the minimum numbers of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted.

                                 ARTICLE ELEVEN

         A Director of the Corporation shall not be disqualified by his office from dealing or contracting with the Corporation either as a vendor, purchaser or otherwise, or shall any transaction or contract of the Corporation be void or voidable by reason of the fact that any Director or any firm of which any Director is a member of any corporation of which any Director is a shareholder, officer or director, is in any way interested in such transaction or contract, provided that such transaction or contract is or shall be authorized, ratified, or approved either (1) by a vote of a majority of a quorum of the Board of Directors or of the Executive Committee, without counting in such majority or quorum any directors so interested or members of a firm so interested, or (2) by the written consent or by the vote of, at any stockholders meeting, of the Corporation, entitled to vote; nor shall any Director be liable to account to the Corporation for any profits realized by or from or through any such transaction or contract of the Corporation authorized, ratified, or approved as aforesaid by reason of the fact that he, or any firm of which he is a member of any corporation of which he is a shareholder, officer or director, was interested in such transaction or contract. Nothing herein contained shall create liability in the events above described or prevent the authorization, ratification or approval of such transactions or contracts in any other manner permitted by law.

         Any contract, transaction or act of the Corporation or of the Board of Directors which shall be ratified by a quorum of the stockholders entitled to vote at any annual meeting or at any special meeting called for that purpose shall be as valid and binding as though ratified by every stockholder of the Corporation.

         It is hereby expressly provided that the Directors and officers and former directors and officers of the Corporation shall be fully protected and indemnified against any personal liability to the Corporation or others that may arise by reason of any of their actions taken in good faith on behalf or for the benefit of the Corporation to the full extent permitted by the Laws of the State of Texas; the foregoing right to indemnity shall include reimbursement of the amounts and expenses paid in settling any such action, suit or proceeding when settlement appears to be in the best interest of the Corporation.

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                                 ARTICLE TWELVE

         The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

                                ARTICLE THIRTEEN

         In the elections of directors, each share of stock entitled to vote shall constitute only one vote and multiplication of votes by the number of directors to be elected or cumulative voting is expressly prohibited.

                                ARTICLE FOURTEEN

         No shareholders of this Corporation shall, by reason of his holding shares of any class, have any preemptive or preferential right to purchase or subscribe to any shares of any class of this Corporation now or hereafter to be authorized, or any notes, debentures, bonds or other securities convertible into or carrying rights, options, or warrants, to purchase shares of any class now or hereafter to be authorized whether or not the issuance of any such shares of such notes, bonds, debentures, or other securities would adversely affect the dividend or voting rights of such shareholders other than such rights, if any, as the Board of Directors in its discretion from time to time may grant and at such price as the Board of Directors in its discretion may fix; and, the Board of Directors may issue shares of any class of this Corporation or any notes, debentures, bonds, or other securities convertible into or carrying rights, options or warrants to purchase shares of any class of this Corporation or any notes, debentures, bonds or other securities convertible into or carrying rights, options or warrants, to purchase shares of any class without offering any such shares of any class either in whole or in part to the existing shareholders of any class.

                  [Remainder of Page Intentionally Left Blank]

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         IN WITNESS WHEREOF, these Second Restated Articles of Incorporation have been signed by a duly authorized officer of this Corporation this 1st day of April, 2003.

                                              /s/ Robert A. Jensen
                                              ---------------------
                                              Robert A. Jensen
                                              COO, CFO and Secretary

                                    EXHIBIT A

                              AMENDED AND RESTATED
                        STATEMENT OF DESIGNATION RELATING
                     TO SERIES A CONVERTIBLE PREFERRED STOCK
                       WITH A PAR VALUE OF $0.01 PER SHARE

                         Pursuant to Section 2.13 of the
                         Texas Business Corporation Act

         EpicEdge, Inc., a Texas corporation (the "Corporation"), hereby certifies that pursuant to the authority contained in Article Four of the Corporation's Articles of Incorporation, as amended, and in accordance with the provisions of Section 2.13 of the Texas Business Corporation Act (the "TBCA"), the following resolution was adopted by the Board of Directors of the Corporation, by the unanimous written consent of directors pursuant to Section 9.10(B) of the TBCA, creating a series of its Preferred Stock designated as "Series A Convertible Preferred Stock":

         RESOLVED, that there is hereby created and the Corporation be, and it hereby is, authorized to issue Ten Million (10,000,000) shares of its Preferred Stock designated as "Series A Convertible Preferred Stock" (the "Series A Preferred Stock") to have the powers, preferences and rights and the qualifications, limitations or restrictions thereof hereinafter set forth in this resolution:

         1.       Liquidation.

                  a. General. Upon the occurrence of a Liquidity Event, each holder of Series A Preferred Stock will be entitled to receive, after any required distribution or payment is made on any Senior Securities but before any distribution or payment is made upon any Junior Securities and at the same time as payment of the Series B Liquidation Preference (as defined in the Series B Statement) is made, a Series A Special Liquidation Payment as defined in Paragraph 7.

                  b.       Special Liquidation Payment.

                           (1) If a Liquidity Event is to occur, the Corporation will notify each holder of Series A Preferred Stock in writing of such pending Liquidity Event not less than twenty (20) days prior to the consummation thereof. Such notice will describe the material terms and conditions of the Liquidity Event (including, but not limited to, the amount and nature of the total consideration to be paid in connection therewith) and the provisions of this Subparagraph 1.b(l). The Corporation will thereafter give each holder prompt notice of any material changes in such terms and conditions. Upon the consummation of a Liquidity Event, the holders of Series A Preferred Stock shall be entitled to either (a) the Series A Special Liquidation Payment, or (b) participate with the

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         holders of the Common Stock and the Series B Preferred Stock (to the
         extent the holders of the Series B Preferred Stock elect to participate with the holders of the Common Stock) in the proceeds of the Liquidity Event on an as-converted basis.

                           (2) Insufficient Assets. If, upon any Liquidity Event of the Corporation, the Corporation's assets available for distribution to its shareholders, after the Corporation has fully paid to the holders of the Senior Securities the distributions and payments to which the holders of the Senior Securities are entitled to upon a Liquidity Event, are insufficient to permit payment to all holders of the Series A Preferred Stock of the Series A Special Liquidation Payment and to all holders of the Series B Preferred Stock of the Series B Special Liquidation Payment, then the remaining assets available for distribution will be distributed among the holders of the Series A Preferred Stock and the Series B Preferred Stock pro rata.

         2.       Voting Rights.

                  a. General. Except as otherwise required by law, the holders of Series A Preferred Stock will be entitled to vote with the holders of the Common Stock as a single class (except to the extent that voting as a separate class or series is provided by law) on each matter submitted to a vote of the Corporation's shareholders, with each share of Series A Preferred Stock having a number of votes equal to the number of votes possessed by the number of shares of Common Stock into which such share of Series A Preferred Stock is convertible as of the record date for the determination of shareholders entitled to vote on such matter.

                  b. Vote to Change Rights, Preferences and Powers of Series A Preferred Stock. So long as any shares of Series A Preferred Stock are outstanding, Series A Preferred Stock Approval shall be required for any of the following:

                           (1) altering or changing the rights, preferences or privileges of the Series A Preferred Stock;

                           (2) increasing or decreasing, other than by redemption or conversion, the authorized number of shares of Series A Preferred Stock; and

                           (3) creating a new class of shares of the Corporation having rights, preferences or privileges equivalent or senior to the Series A Preferred Stock, other than the Series B Preferred Stock.

         3.       Conversion.

                  a.       Conversion Procedure.

                           (1) At any time and from time to time, any holder of shares of Series A Preferred Stock may convert all or any portion of such shares (including any fraction of a share) into the number of shares of Common Stock computed by dividing the product derived by multiplying the number of shares of Series A Preferred Stock to be converted times the Original Purchase Price by the Conversion Price determined pursuant to Paragraph 3.b.

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                           (2)      Each conversion of Series A Preferred Stock
         will be deemed to have been effected as of the close of business on the date on which the certificate or certificates representing the Series A Preferred Stock to be converted have been surrendered for conversion at the principal office of the Corporation. At such time as such conversion has been effected, the rights of the holder of such Series A Preferred Stock as provided hereunder will cease, and the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock are to be issued upon such conversion will be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby.

                           (3) As soon as possible after a conversion has been effected and in no event later than ten (10) business days thereafter, the Corporation will deliver to the converting holder:

                                    (a)      a certificate or certificates
                  representing the number of shares of Common Stock issuable by reason of such conversion in such name or names and such denomination or denominations as the converting holder has specified,

                                    (b)      the amount payable under
                  Subparagraph 3.a(6) below with respect to such conversion; and

                                    (c)      a certificate representing any
                  shares of Series A Preferred Stock which were represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which were not converted.

                           (4) The issuance of certificates for shares of Common Stock upon conversion of Series A Preferred Stock will be made without charge to the holders of such Series A Preferred Stock for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of shares of Common Stock. Upon conversion of any share of Series A Preferred Stock, the Corporation will take all such actions as are necessary in order to insure that the Common Stock issued as a result of such conversion is validly issued, fully paid and nonassessable.

                           (5) The Corporation will not close its books against the transfer of Series A Preferred Stock or of Common Stock issued or issuable upon conversion of Series A Preferred Stock in any manner which interferes with the timely conversion of Series A Preferred Stock.

                           (6) If any fractional interest in a share of Common Stock would, except for the provisions of this Subparagraph 3.a(6), be deliverable upon any conversion of the Series A Preferred Stock, the Corporation, in lieu of delivering the fractional share therefor, shall pay an amount to the holder thereof equal to the Fair Market Value of such fractional interest as of the date of conversion.

                  b.       Conversion Price.

                           (1)      In order to prevent dilution of the
         conversion rights granted under this subdivision, the Conversion Price will be subject to adjustment from time to time pursuant to this Paragraph 3.b.

                           (2) If the Corporation issues or sells, or in accordance with Paragraph 3.c is deemed to have issued or sold, any shares of its Common Stock without consideration or for a consideration per share less than the Conversion Price in effect immediately prior to the time of such issuance or sale, then forthwith upon such issuance or sale the Conversion Price will be reduced to the conversion price determined by dividing (a) the sum of (1) the product derived by multiplying the Conversion Price in effect immediately prior to such issuance or sale times the number of shares of Common Stock Deemed Outstanding immediately prior to such issuance or sale, plus (2) the consideration, if any, received by the Corporation upon such issuance or sale, by (b) the number of shares of Common Stock Deemed Outstanding immediately prior to such issuance or sale plus the number of shares of Common Stock issued or deemed to have been issued in such sale pursuant to this Paragraph 3. Notwithstanding anything contained herein to the contrary, if the Corporation issues or sells, or in accordance with Paragraph 3.c is deemed to have issued or sold, any shares of Common Stock without consideration, the lowest net price per share shall equal one cent ($0.01).

                  c.       Effect on Conversion Prices of Certain Events.

                           (1) For purposes of determining the adjusted Conversion Prices under Paragraph 3.b, the following will be applicable:

                                    (a)      Issuance of Rights or Options. If
                  the Corporation grants, issues or sells Options to acquire Common Stock or Convertible Securities and the price per share for which Common Stock is issuable upon the exercise of such Options or upon conversion or exchange of any Convertible Securities issuable upon the exercise of such Options is less than the Conversion Price in effect immediately prior to the time of the granting, issuance or sale of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the granting of such Options for such price per share. For purposes of this paragraph, the "PRICE PER SHARE FOR WHICH COMMON STOCK IS ISSUABLE" shall be determined by dividing (A) the sum of (i) the amount, if any, received or receivable by the Corporation as consideration for the granting of such Options, plus (ii) the minimum aggregate amount of additional consideration payable to the Corporation upon exercise of all such Options, plus (iii) in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the issuance or sale of such Convertible Securities and the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options. No further adjustment of the Conversion Price shall be made when Convertible Securities are actually issued upon the exercise of such Options or when Common Stock is actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

                                    (b)      Issuance of Convertible Securities.
                  If the Corporation in any manner issues or sells any Convertible Securities and the price per share for which Common Stock is issuable upon such conversion or exchange thereof is less than the Conversion Price in effect immediately prior to the time of such issue or sale, then the maximum number of shares of Common Stock issuable upon conversion or exchange of such Convertible Securities shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this paragraph, the "PRICE PER SHARE FOR WHICH COMMON STOCK IS ISSUABLE" shall be determined by dividing (A) the sum of (i) the amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus (ii) the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment of the Conversion Price shall be made when Common Stock is actually issued upon the conversion or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustments of the Conversion Price had been or are to be made pursuant to other provisions of this Paragraph 3, no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

                                    (c)      Change in Option Price or
                  Conversion Rate. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock change at any time, the Conversion Price in effect at the time of such change shall be readjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities originally provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold; provided that if such adjustment of the Conversion Price would result in an increase in the Conversion Price then in effect, such adjustment shall not be effective until thirty (30) days after written notice thereof has been given to all holders of the Series A Preferred Stock.

                           (2) For purposes of determining the adjusted Conversion Price under Subparagraph 3.b, the following will be applicable:

                                    (a)      Treatment of Expired Options and
                  Unexercised Convertible Securities. Upon the expiration of any Options or the termination of any right to convert or exchange any Convertible Securities without the exercise of any such Options or right, the Conversion Price then in effect hereunder will be adjusted to the Conversion Price which would have been in effect at the time of such expiration or termination had such Options or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been issued.

                                    (b)      Calculation of Consideration
                  Received. If any Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the gross amount received by the Corporation therefor. In case any Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation will be the Fair Market Value of such consideration. If any Common Stock, Options or Convertible Securities are issued in connection with any merger in which the Corporation is the surviving corporation, the amount of consideration therefor will be deemed to be the Fair Market Value of such portion of the net assets and business of the non-surviving corporation as is attributable to such Common Stock, Options or Convertible Securities, as the case may be.

                                    (c)      Integrated Transactions. In case
                  any Options are issued in connection with the issue or sale of other securities of the Corporation, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, the Options will be deemed to have been issued for a consideration of $.01 each.

                                    (d)      Treasury Shares. The number of
                  shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation, and the disposition of any shares so owned or held will be considered an issue or sale of Common Stock.

                                    (e)      Record Date. If the Corporation
                  takes a record of the holders of Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities or (ii) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or upon the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

                           (3) Subdivision or Combination of Common Stock. If the Corporation at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced, and if the Corporation at any time combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased.

                           (4) Certain Events. If any event occurs of the type contemplated by the provisions of this Paragraph 3 but not expressly provided for by such provisions, then the Board of Directors will make an appropriate adjustment in each case to the Conversion Price so as to protect the rights of the holders of the Series A Preferred Stock; provided, however, that, no such adjustment will increase the Conversion Price as otherwise determined pursuant to this Paragraph 3 or decrease the number of shares of Common Stock issuable upon conversion of each share of Series A Preferred Stock.

                           (5) No Adjustments. No adjustments to the Conversion Price shall be made for:

                                    (a)      the issuance of shares of Common
                  Stock into which the Preferred Stock is convertible; and

                                    (b)      the issuance of Excluded
                  Securities.

                  d.       Notices.

                           (1) Immediately upon any adjustment of the Conversion Price of the Series A Preferred Stock, the Corporation will give written notice thereof to all holders of the Series A Preferred Stock.

                           (2) The Corporation will give written notice to all holders of Series A Preferred Stock at least twenty (20) days prior to the date on which the Corporation closes its books or takes a record
         (a) with respect to any dividend or distribution upon Common Stock, (b) with respect to any pro rata subscription offer to holders of Common Stock or (c) for determining rights to vote with respect to any Liquidity Event.

                  e. Mandatory Conversion. In the event that the holders of at least two-thirds (2/3rd) of the outstanding Series A Preferred Stock consents to the conversion of the Series A Preferred Stock to Common Stock, all of the outstanding Series A Preferred Stock shall be converted to Common Stock at the Conversion Price in effect at that time. Any such mandatory conversion shall only be effected upon thirty (30) day prior written notice of such mandatory conversion delivered to all holders of Series A Preferred Stock.

         4. Purchase Rights. If at any time the Corporation distributes, grants or sells Purchase Rights, then each holder of Series A Preferred Stock will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Common Stock acquirable upon conversion of such holder's Series A Preferred Stock immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the distribution, issue or sale of such Purchase Rights.

         5. Registration of Transfer. The Corporation will keep at its principal office a register for the registration of the Series A Preferred Stock. Upon the surrender of any certificate representing Series A Preferred Stock at such place, the Corporation will, at the request of the registered holder of such certificate, execute and deliver (at the Corporation's expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of shares of Series A Preferred Stock represented by the surrendered certificate and the Corporation will cancel such surrendered certificate. Each such new certificate will be registered in such name and will represent such number of shares of Series A Preferred Stock as is requested by the holder of the surrendered certificate and will be substantially identical in form to the surrendered certificate.

         6. Replacement. Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder will be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing shares of Series A Preferred Stock, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is an institutional investor its own agreement will be satisfactory), or, in the case of any such mutilation, upon surrender of such certificate, the Corporation will (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of Series A Preferred Stock represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

         7.       Definitions.

         "BOARD OF DIRECTORS" shall mean the Board of Directors of the Corporation.

         "COMMON STOCK DEEMED OUTSTANDING" means, at any given time, the number of shares of Common Stock actually outstanding at such time, plus (i) the number of shares of Common Stock deemed to be outstanding pursuant to Subparagraphs 3.c(l) and 3.c(2) hereof (whether or not the Options or Convertible Securities are actually exercisable at such time) and (ii) securities convertible into or exchangeable for Common Stock.

         "CONVERSION PRICE" initially means $0.75, as subsequently adjusted pursuant to Paragraph 3.b.

         "CONVERTIBLE SECURITIES" means securities convertible into or exchangeable for Common Stock.

         "EFFECTIVE DATE" means the date that this Statement of Designation is filed with the Texas Secretary of State.

         "EXCLUDED SECURITIES" means (i) the shares of Common Stock issued upon exercise of the stock options that are granted under the Stock Option Plan, (ii) any securities used as consideration in connection with any mergers with (where the Corporation is the surviving corporation) or acquisitions by the Corporation of any unaffiliated entities approved by the Corporation's Board of Directors,
(iii) any securities issued or issuable upon exercise of Convertible Securities issued and outstanding on the date of the Investment Agreement; provided, that a description of such Convertible Securities is listed on the Disclosure Schedule attached to the Investment Agreement, and (iv) any securities issued or issuable upon exercise or conversion of the Note, the Warrants and the Convertible Securities issued or issuable thereunder.

         "FAIR MARKET VALUE" of any security means the average of the closing prices of such security's sales on all securities exchanges on which such security may at the time be listed, or, if there has been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., New York time, or, if on any day such security is not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of 20 days consisting of the day as of which Fair Market Value is being determined and the 19 consecutive business days prior to such day. If at any time such security is not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, the Fair Market Value will be the fair value thereof determined jointly by the Corporation and by Series A Preferred Stock Approval without discount for minority interests. If such parties are unable to reach agreement within twenty (20) days, such fair value (without discount for minority interests) will be determined by an independent "Big Four" accounting firm selected by Series A Preferred Stock Approval and approved by the Board of Directors, which approval shall not be unreasonably withheld. The expenses of any such valuation shall be borne by the Corporation.

         "INVESTMENT AGREEMENT" means that certain Note and Preferred Stock Purchase Agreement dated as of April 16, 2002, by and among the Company and the parties named therein, as may be amended, restated or otherwise modified from time to time.

         "JUNIOR SECURITIES" means any of the Corporation's equity securities including, without limitation, the Common Stock, other than the Series A Preferred Stock, the Series B Preferred Stock and the Senior Securities.

         "LIQUIDATION VALUE" means, as to each share of Series A Preferred Stock, the Original Purchase Price, subject to adjustment in the event of any stock dividends, stock splits, combinations, subdivision or split-ups.

         "LIQUIDITY EVENT" means (a) a sale or transfer of more than fifty percent (50%) of the assets of the Corporation in any transaction or series of related transactions (other than sales in the ordinary course of business), (b) any merger, consolidation or reorganization to which the Corporation is a party, except for a merger, consolidation or reorganization in which the Corporation is the surviving corporation and, after giving effect to such merger, consolidation or reorganization, the holders of the Corporation's outstanding capital stock (on a fully-diluted basis) immediately prior to the merger, consolidation or reorganization will own, immediately following the merger, consolidation or reorganization, capital stock holding a majority of the voting power of the surviving corporation, (c) any sale or series of sales of shares of the Corporation's capital stock by the holders thereof which results in any Person or group of affiliated Persons (other than the owners of the Corporation's capital stock as of the Effective

Date) owning capital stock holding a majority of the voting power of the Corporation or (d) any liquidation, dissolution or winding up of the Corporation.

         "NOTE" means that certain Substitute Convertible Secured Promissory Note dated as of April 2003 in the principal amount of $2,000,000, issued by the Corporation to Edgewater Private Equity Fund III, L.P., as amended, restated, substituted or otherwise modified from time to time.

         "OPTIONS" means any grant, issue or sale by the Corporation of any right or option to subscribe for or to purchase Common Stock or any Convertible Securities.

         "ORIGINAL PURCHASE PRICE" means, as to each share of Series A Preferred Stock, $0.75 per share.

         "PERSON" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof.

         "PREFERRED STOCK" means, collectively, the Series A Preferred Stock, the Series B Preferred Stock and the Senior Securities.

         "PREFERRED STOCK APPROVAL" means the consent of the holders of majority of the issued and outstanding Preferred Stock.

         "PURCHASE RIGHTS" means any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property which are distributed, granted or sold to all record holders of any class of Common Stock.

         "SENIOR SECURITIES" means the Corporation's Series B-1 Convertible Preferred Stock, par value $0.01 per share.

         "SERIES A PREFERRED STOCK APPROVAL" means an affirmative vote, at a meeting or by written consent of the holders of at least fifty-one percent (51%) of the outstanding Series A Preferred Stock.

         "SERIES A SPECIAL LIQUIDATION PAYMENT" means either (a) to the extent a Liquidity Event occurs within twenty-four (24) months of the date of the Investment Agreement, two and three-quarters (2.75) times the Liquidation Value per share of Series A Preferred Stock, or (b) to the extent a Liquidity Event has not occurred within twenty-four (24) months of the date of the Investment Agreement, three (3) times the Liquidation Value per share of Series A Preferred Stock.

         "SERIES B PREFERRED STOCK" means the Series B Convertible Preferred Stock, par value $0.01 per share, of the Corporation.

         "SERIES B STATEMENT" shall mean the statement or resolutions forming part of the Corporation's Articles of Incorporation, containing the rights, preferences and designations of the Series B Preferred Stock.

         "STOCK OPTION PLAN" means, collectively, (a) the Corporation's 1999 Employee Stock Option Plan approved by the Board of Directors in February of 1999 and ratified by the Board of Directors on April 16, 2002, as amended or otherwise modified from time to time upon the approval of the Board of Directors, (b) the Corporation's 2002 Stock Option Plan approved by the Board of Directors on April 16, 2002, as amended or otherwise modified from time to time upon the approval of the Board of Directors, and (c) the Corporation's 2000 Employee Stock Purchase Plan approved by the Board of Directors on May 25, 2000, as amended or otherwise modified from time to time upon the approval of the Board of Directors.

         "WARRANTS" means, collectively, (a) the Warrant dated as of April 2003 to purchase 1,333,333 shares of Series B-1 Preferred Stock, issued by the Corporation to Edgewater Private Equity Fund III, L.P., as amended, restated or otherwise modified from time to time, and (b) the Warrant dated as of April 2003 to purchase 200,000 shares of Series B-1 Preferred Stock, issued by the Corporation to Edgewater Private Equity Fund III, L.P., as amended, restated or otherwise modified from time to time.

         8. Amendment and Waiver. No amendment, modification or waiver will be binding or effective with respect to any provision of this Statement of Designation without Series A Preferred Stock Approval. No change in the terms hereof may be accomplished by merger or consolidation of the Corporation with another corporation unless the Corporation has obtained prior Series A Preferred Stock Approval.

         9. Notices. Except as otherwise expressly provided, all notices referred to herein shall be in writing and shall be delivered by registered or certified mail, return receipt requested, postage prepaid and shall be deemed to have been delivered when so mailed (i) to the Corporation, at its principal executive offices and (ii) to any shareholder, at such holder's address as it appears in the stock records of the Corporation (unless otherwise indicated in writing by any such holder).

                                    EXHIBIT B

                              AMENDED AND RESTATED
                        STATEMENT OF DESIGNATION RELATING
                     TO SERIES B CONVERTIBLE PREFERRED STOCK
                       WITH A PAR VALUE OF $0.01 PER SHARE

                         Pursuant to Section 2.13 of the
                         Texas Business Corporation Act

         EpicEdge, Inc., a Texas corporation (the "Corporation"), hereby certifies that pursuant to the authority contained in Article Four of the Corporation's Articles of Incorporation, as amended, and in accordance with the provisions of Section 2.13 of the Texas Business Corporation Act (the "TBCA"), the following resolution was adopted by the Board of Directors of the Corporation, by the unanimous written consent of directors pursuant to Section 9.10(B) of the TBCA, creating a series of its Preferred Stock designated as "Series B Convertible Preferred Stock":

         RESOLVED, that there is hereby created and the Corporation be, and it hereby is, authorized to issue Ten Million (10,000,000) shares of its Preferred Stock designated as "Series B Convertible Preferred Stock" (the "Series B Preferred Stock") to have the powers, preferences and rights and the qualifications, limitations or restrictions thereof hereinafter set forth in this resolution:

         10.      Liquidation.

                  a. General. Upon the occurrence of a Liquidity Event, each holder of the Series B Preferred Stock will be entitled to receive, after any required distribution or payment is made on any Senior Securities but before any distribution or payment is made upon any Junior Securities and at the same time as payment of the Series A Liquidation Preference (as defined in the Series A Statement) is made, a Series B Special Liquidation Payment as defined in Paragraph 7.

                  b.       Special Liquidation Payment.

                           (1) If a Liquidity Event is to occur, the Corporation will notify each holder of Series B Preferred Stock in writing of such pending Liquidity Event not less than twenty (20) days prior to the consummation thereof. Such notice will describe the material terms and conditions of the Liquidity Event (including, but not limited to, the amount and nature of the total consideration to be paid in connection therewith) and the provisions of this Subparagraph 1.b(l). The Corporation will thereafter give each holder prompt notice of any material changes in such terms and conditions. Upon the consummation of a Liquidity Event, the holders of Series B Preferred Stock shall be entitled to either (a)(i) the Series B Special Liquidation Payment, and (ii) participate with the holders of the Common Stock and the Series A Preferred Stock (to the extent the holders of the Series A Preferred Stock elect to participate with the holders of the Common Stock) in the proceeds of the Liquidity Event on an as-converted basis (applying the Participating Conversion Price); or
         (b) participate with the holders of the Common Stock and the Series A Preferred Stock (to the extent the holders of the Series A Preferred Stock elect to participate with the holders of the Common Stock) in the proceeds of the Liquidity Event on an as-converted basis (applying the Non-Participating Conversion Price).

                           (2) Insufficient Assets. If, upon any Liquidity Event of the Corporation, the Corporation's assets available for distribution to its shareholders, after the Corporation has fully paid to the holders of the Senior Securities the distributions and payments to which the holders of the Senior Securities are entitled to upon a Liquidity Event, are insufficient to permit payment to all holders of the Series B Preferred Stock of the Series B Special Liquidation Payment and to all holders of the Series A Preferred Stock of the Series A Special Liquidation Payment, then the remaining assets available for distribution will be distributed among the holders of the Series B Preferred Stock and the Series A Preferred Stock pro rata.

         11.      Voting Rights.

                  a. General. Except as otherwise required by law, the holders of Series B Preferred Stock will be entitled to vote with the holders of the Common Stock as a single class (except to the extent that voting as a separate class or series is provided by law) on each matter submitted to a vote of the Corporation's shareholders, with each share of Series B Preferred Stock having a number of votes equal to the number of votes possessed by the number of shares of Common Stock into which such share of Series B Preferred Stock is convertible as of the record date for the determination of shareholders entitled to vote on such matter.

                  b. Vote to Change Rights, Preferences and Powers of Series B Preferred Stock. So long as any shares of Series B Preferred Stock are outstanding, Series B Preferred Stock Approval shall be required for any of the following:

                           (1) altering or changing the rights, preferences or privileges of the Series B Preferred Stock;

                           (2) increasing or decreasing, other than by redemption or conversion, the authorized number of shares of Series B Preferred Stock; and

                           (3) creating a new class of shares of the Corporation having rights, preferences or privileges equivalent or senior to the Series B Preferred Stock, other than the Series A Preferred Stock.

         12.      Conversion.

                  a.       Conversion Procedure.

                           (1) At any time and from time to time, any holder of shares of Series B Preferred Stock may convert all or any portion of such shares (including any fraction of a share) into the number of shares of Common Stock computed by dividing the product derived by multiplying the number of shares of Series B Preferred Stock to be converted times the Original Purchase Price, by the Conversion Price determined pursuant to Paragraph 3.b.

                           (2) Each conversion of Series B Preferred Stock will be deemed to have been effected as of the close of business on the date on which the certificate or certificates representing the Series B Preferred Stock to be converted have been surrendered for conversion at the principal office of the Corporation. At such time as such conversion has been effected, the rights of the holder of such Series B Preferred Stock as provided hereunder will cease, and the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock are to be issued upon such conversion will be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby.

                           (3) As soon as possible after a conversion has been effected and in no event later than ten (10) business days thereafter, the Corporation will deliver to the converting holder:

                                    (a)      a certificate or certificates
                  representing the number of shares of Common Stock issuable by reason of such conversion in such name or names and such denomination or denominations as the converting holder has specified,

                                    (b)      the amount payable under
                  Subparagraph 3.a(6) below with respect to such conversion; and

                                    (c)      a certificate representing any
                  shares of Series B Preferred Stock which were represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which were not converted.

                           (4) The issuance of certificates for shares of Common Stock upon conversion of Series B Preferred Stock will be made without charge to the holders of such Series B Preferred Stock for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of shares of Common Stock. Upon conversion of any share of Series B Preferred Stock, the Corporation will take all such actions as are necessary in order to insure that the Common Stock issued as a result of such conversion is validly issued, fully paid and nonassessable.

                           (5) The Corporation will not close its books against the transfer of Series B Preferred Stock or of Common Stock issued or issuable upon conversion of

         Series B Preferred Stock in any manner which interferes with the timely conversion of Series B Preferred Stock.

                           (6) If any fractional interest in a share of Common Stock would, except for the provisions of this Subparagraph 3.a(6), be deliverable upon any conversion of the Series B Preferred Stock, the Corporation, in lieu of delivering the fractional share therefor, shall pay an amount to the holder thereof equal to the Fair Market Value of such fractional interest as of the date of conversion.

                  b.       Conversion Price.

                           (1)      In order to prevent dilution of the
         conversion rights granted under this subdivision, the Conversion Price will be subject to adjustment from time to time pursuant to this Paragraph 3.b.

                           (2) If the Corporation issues or sells, or in accordance with Paragraph 3.c is deemed to have issued or sold, any shares of its Common Stock without consideration or for a consideration per share less than the Conversion Price in effect immediately prior to the time of such issuance or sale, then forthwith upon such issuance or sale the Conversion Price will be reduced to the conversion price determined by dividing (a) the sum of (1) the product derived by multiplying the Conversion Price in effect immediately prior to such issuance or sale times the number of shares of Common Stock Deemed Outstanding immediately prior to such issuance or sale, plus (2) the consideration, if any, received by the Corporation upon such issuance or sale, by (b) the number of shares of Common Stock Deemed Outstanding immediately prior to such issuance or sale plus the number of shares of Common Stock issued or deemed to have been issued in such sale pursuant to this Paragraph 3. Notwithstanding anything contained herein to the contrary, if the Corporation issues or sells, or in accordance with Paragraph 3.c is deemed to have issued or sold, any shares of Common Stock without consideration, the lowest net price per share shall equal one cent ($0.01).

                  c.       Effect on Conversion Prices of Certain Events.

                           (1) For purposes of determining the adjusted Conversion Prices under Paragraph 3.b, the following will be applicable:

                                    (a)      Issuance of Rights or Options. If
                  the Corporation grants, issues or sells Options to acquire Common Stock or Convertible Securities and the price per share for which Common Stock is issuable upon the exercise of such Options or upon conversion or exchange of any Convertible Securities issuable upon the exercise of such Options is less than the Conversion Price in effect immediately prior to the time of the granting, issuance or sale of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the granting of such Options for such price per share.

                  For purposes of this paragraph, the "PRICE PER SHARE FOR WHICH COMMON STOCK IS ISSUABLE" shall be determined by dividing (A) the sum of (i) the amount, if any, received or receivable by the Corporation as consideration for the granting of such Options, plus (ii) the minimum aggregate amount of additional consideration payable to the Corporation upon exercise of all such Options, plus (iii) in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the issuance or sale of such Convertible Securities and the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options. No further adjustment of the Conversion Price shall be made when Convertible Securities are actually issued upon the exercise of such Options or when Common Stock is actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

                                    (b)      Issuance of Convertible Securities.
                  If the Corporation in any manner issues or sells any Convertible Securities and the price per share for which Common Stock is issuable upon such conversion or exchange thereof is less than the Conversion Price in effect immediately prior to the time of such issue or sale, then the maximum number of shares of Common Stock issuable upon conversion or exchange of such Convertible Securities shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this paragraph, the "PRICE PER SHARE FOR WHICH COMMON STOCK IS ISSUABLE" shall be determined by dividing (A) the sum of (i) the amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus (ii) the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment of the Conversion Price shall be made when Common Stock is actually issued upon the conversion or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustments of the Conversion Price had been or are to be made pursuant to other provisions of this Paragraph 3, no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

                                    (c)      Change in Option Price or
                  Conversion Rate. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock change at any time, the Conversion Price in effect at the time of such change shall be readjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities originally provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold;

                  provided that if such adjustment of the Conversion Price would result in an increase in the Conversion Price then in effect, such adjustment shall not be effective until thirty (30) days after written notice thereof has been given to all holders of the Series B Preferred Stock.

                           (2) For purposes of determining the adjusted Conversion Price under Subparagraph 3.b, the following will be applicable:

                                    (a)      Treatment of Expired Options and
                  Unexercised Convertible Securities. Upon the expiration of any Options or the termination of any right to convert or exchange any Convertible Securities without the exercise of any such Options or right, the Conversion Price then in effect hereunder will be adjusted to the Conversion Price which would have been in effect at the time of such expiration or termination had such Options or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been issued.

                                    (b)      Calculation of Consideration
                  Received. If any Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the gross amount received by the Corporation therefor. In case any Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation will be the Fair Market Value of such consideration. If any Common Stock, Options or Convertible Securities are issued in connection with any merger in which the Corporation is the surviving corporation, the amount of consideration therefor will be deemed to be the Fair Market Value of such portion of the net assets and business of the non-surviving corporation as is attributable to such Common Stock, Options or Convertible Securities, as the case may be.

                                    (c)      Integrated Transactions. In case
                  any Options are issued in connection with the issue or sale of other securities of the Corporation, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, the Options will be deemed to have been issued for a consideration of $.01 each.

                                    (d)      Treasury Shares. The number of
                  shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation, and the disposition of any shares so owned or held will be considered an issue or sale of Common Stock.

                                    (e)      Record Date. If the Corporation
                  takes a record of the holders of Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities or (ii) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or upon the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

                           (3) Subdivision or Combination of Common Stock. If the Corporation at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced, and if the Corporation at any time combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased.

                           (4) Certain Events. If any event occurs of the type contemplated by the provisions of this Paragraph 3 but not expressly provided for by such provisions, then the Board of Directors will make an appropriate adjustment in each case to the Conversion Price so as to protect the rights of the holders of the Series B Preferred Stock; provided, however, that, no such adjustment will increase the Conversion Price as otherwise determined pursuant to this Paragraph 3 or decrease the number of shares of Common Stock issuable upon conversion of each share of Series B Preferred Stock.

                           (5) No Adjustments. No adjustments to the Conversion Price shall be made for:

                                    (a)      the issuance of shares of Common
                  Stock into which the Preferred Stock is convertible; and

                                    (b)      the issuance of Excluded
                  Securities.

                  d.       Notices.

                           (1) Immediately upon any adjustment of the Conversion Price of the Series B Preferred Stock, the Corporation will give written notice thereof to all holders of the Series B Preferred Stock.

                           (2) The Corporation will give written notice to all holders of Series B Preferred Stock at least twenty (20) days prior to the date on which the Corporation closes its books or takes a record
         (a) with respect to any dividend or distribution upon Common Stock, (b) with respect to any pro rata subscription offer to holders of Common Stock or (c) for determining rights to vote with respect to any Liquidity Event.

                  e. Mandatory Conversion. In the event that the holders of at least two-thirds (2/3rd) of the outstanding Series B Preferred Stock consents to the conversion of the Series B Preferred Stock to Common Stock, all of the outstanding Series B Preferred Stock shall be converted to Common Stock at the Conversion Price in effect at that time. Any such mandatory conversion shall only be effected upon thirty (30) day prior written notice of such mandatory conversion delivered to all holders of Series B Preferred Stock.

         13. Purchase Rights. If at any time the Corporation distributes, grants or sells Purchase Rights, then each holder of Series B Preferred Stock will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Common Stock acquirable upon conversion of such holder's Series B Preferred Stock immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the distribution, issue or sale of such Purchase Rights.

         14. Registration of Transfer. The Corporation will keep at its principal office a register for the registration of the Series B Preferred Stock. Upon the surrender of any certificate representing Series B Preferred Stock at such place, the Corporation will, at the request of the registered holder of such certificate, execute and deliver (at the Corporation's expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of shares of Series B Preferred Stock represented by the surrendered certificate and the Corporation will cancel such surrendered certificate. Each such new certificate will be registered in such name and will represent such number of shares of Series B Preferred Stock as is requested by the holder of the surrendered certificate and will be substantially identical in form to the surrendered certificate.

         15. Replacement. Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder will be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing shares of Series B Preferred Stock, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is an institutional investor its own agreement will be satisfactory), or, in the case of any such mutilation, upon surrender of such certificate, the Corporation will (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of Series B Preferred Stock represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

         16.      Definitions.

         "BOARD OF DIRECTORS" shall mean the Board of Directors of the Corporation.

         "COMMON STOCK DEEMED OUTSTANDING" means, at any given time, the number of shares of Common Stock actually outstanding at such time, plus (i) the number of shares of Common Stock deemed to be outstanding pursuant to Subparagraphs 3.c(l) and 3.c(2) hereof (whether or not the Options or Convertible Securities are actually exercisable at such time) and (ii) securities convertible into or exchangeable for Common Stock.

         "CONVERSION PRICE" means, with respect to each holder of Series B Preferred Stock, (a) the Participating Conversion Price in the event such holder elects to exercise its rights pursuant to Paragraph 1.b(1)(a), or (b) in all other cases, the Non-Participating Conversion Price. The Participating Conversion Price and Non-Participating Conversion Price shall be subject to adjustment pursuant to Subparagraphs 3.b and 3.c.

         "CONVERTIBLE SECURITIES" means securities convertible into or exchangeable for Common Stock.

         "EFFECTIVE DATE" means the date that this Statement of Designation is filed with the Texas Secretary of State.

         "EXCLUDED SECURITIES" means (i) the shares of Common Stock issued upon exercise of the stock options that are granted under the Stock Option Plan, (ii) any securities used as consideration in connection with any mergers with (where the Corporation is the surviving corporation) or acquisitions by the Corporation of any unaffiliated entities approved by the Corporation's Board of Directors,
(iii) any securities issued or issuable upon exercise of Convertible Securities issued and outstanding on the date of the Investment Agreement; provided, that a description of such Convertible Securities is listed on the Disclosure Schedule attached to the Investment Agreement, and (iv) any securities issued or issuable upon exercise or conversion of the Note, the Warrants and the Convertible Securities issued or issuable thereunder.

         "FAIR MARKET VALUE" of any security means the average of the closing prices of such security's sales on all securities exchanges on which such security may at the time be listed, or, if there has been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., New York time, or, if on any day such security is not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of 20 days consisting of the day as of which Fair Market Value is being determined and the 19 consecutive business days prior to such day. If at any time such security is not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, the Fair Market Value will be the fair value thereof determined jointly by the Corporation and by Series B Preferred Stock Approval without discount for minority interests. If such parties are unable to reach agreement within twenty (20) days, such fair value (without discount for minority interests) will be determined by an independent "Big Four" accounting firm selected by Series B Preferred Stock Approval and approved by the Board of Directors, which approval shall not be unreasonably withheld. The expenses of any such valuation shall be borne by the Corporation.

         "INVESTMENT AGREEMENT" means that certain Note and Preferred Stock Purchase Agreement dated as of April 16, 2002, by and among the Company and the parties named therein, as may be amended, restated or otherwise modified from time to time.

         "JUNIOR SECURITIES" means any of the Corporation's equity securities including, without limitation, the Common Stock, other than the Series A Preferred Stock, the Series B Preferred Stock and the Senior Securities.

         "LIQUIDATION VALUE" means, as to each share of Series B Preferred Stock, the Original Purchase Price, subject to adjustment in the event of any stock dividends, stock splits, combinations, subdivision or split-ups.

         "LIQUIDITY EVENT" means (a) a sale or transfer of more than fifty percent (50%) of the assets of the Corporation in any transaction or series of related transactions (other than sales in the ordinary course of business), (b) any merger, consolidation or reorganization to which the Corporation is a party, except for a merger, consolidation or reorganization in which the Corporation is the surviving corporation and, after giving effect to such merger, consolidation or reorganization, the holders of the Corporation's outstanding capital stock (on a fully-diluted basis) immediately prior to the merger, consolidation or reorganization will own, immediately following the merger, consolidation or reorganization, capital stock holding a majority of the voting power of the surviving corporation, (c) any sale or series of sales of shares of the Corporation's capital stock by the holders thereof which results in any Person or group of affiliated Persons (other than the owners of the Corporation's capital stock as of the Effective Date) owning capital stock holding a majority of the voting power of the Corporation or (d) any liquidation, dissolution or winding up of the Corporation.

         "NON-PARTICIPATING CONVERSION PRICE" initially means $0.25, as subsequently adjusted pursuant to Paragraph 3.b.

         "NOTE" means that certain Substitute Convertible Secured Promissory Note dated as of April 2003 in the principal amount of $2,000,000, issued by the Corporation to Edgewater Private Equity Fund III, L.P., as amended, restated, substituted or otherwise modified from time to time.

         "OPTIONS" means any grant, issue or sale by the Corporation of any right or option to subscribe for or to purchase Common Stock or any Convertible Securities.

         "ORIGINAL PURCHASE PRICE" means, as to each share of Series B Preferred Stock, $0.75 per share.

         "PARTICIPATING CONVERSION PRICE" initially means $0.75, as subsequently adjusted pursuant to Paragraph 3.b.

         "PERSON" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof.

         "PREFERRED STOCK" means, collectively, the Series B Preferred Stock, the Series A Preferred Stock and the Senior Securities.

         "PREFERRED STOCK APPROVAL" means the consent of the holders of majority of the issued and outstanding Preferred Stock.

         "PURCHASE RIGHTS" means any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property which are distributed, granted or sold to all record holders of any class of Common Stock.

         "SENIOR SECURITIES" means the Corporation's Series B-1 Convertible Preferred Stock, par value $0.01 per share.

         "SERIES A PREFERRED STOCK" means the Series A Convertible Preferred Stock, par value $0.01 per share, of the Corporation.

         "SERIES A STATEMENT" shall mean the statement or resolutions forming a part of the Corporation's Articles of Incorporation, containing the rights, preferences and designations of the Series A Preferred Stock.

         "SERIES B PREFERRED STOCK APPROVAL" means an affirmative vote, at a meeting or by written consent of the holders of at least fifty-one percent (51%) of the outstanding Series B Preferred Stock.

         "SERIES B SPECIAL LIQUIDATION PAYMENT" means either (a) to the extent a Liquidity Event occurs within twenty-four (24) months of the date of the Investment Agreement, two and three-quarters (2.75) times the Liquidation Value per share of Series B Preferred Stock, or (b) to the extent a Liquidity Event has not occurred within twenty-four (24) months of the date of the Investment Agreement, three (3) times the Liquidation Value per share of Series B Preferred Stock.

         "STOCK OPTION PLAN" means, collectively, (a) the Corporation's 1999 Employee Stock Option Plan approved by the Board of Directors in February of 1999 and ratified by the Board of Directors on April 16, 2002, as amended or otherwise modified from time to time upon the approval of the Board of Directors, (b) the Corporation's 2002 Stock Option Plan approved by the Board of Directors on April 16, 2002, as amended or otherwise modified from time to time upon the approval of the Board of Directors, and (c) the Corporation's 2000 Employee Stock Purchase Plan approved by the Board of Directors on May 25, 2000, as amended or otherwise modified from time to time upon the approval of the Board of Directors.

         "WARRANTS" means, collectively, (a) the Warrant dated as of April 2003 to purchase 1,333,333 shares of Series B-1 Preferred Stock, issued by the Corporation to Edgewater Private Equity Fund III, L.P., as amended, restated or otherwise modified from time to time, and (b) the Warrant dated as of April 2003 to purchase 200,000 shares of Series B-1 Preferred Stock, issued by the Corporation to Edgewater Private Equity Fund III, L.P., as amended, restated or otherwise modified from time to time.

         17. Amendment and Waiver. No amendment, modification or waiver will be binding or effective with respect to any provision of this Statement of Designation without Series B Preferred Stock Approval. No change in the terms hereof may be accomplished by merger or consolidation of the Corporation with another corporation unless the Corporation has obtained prior Series B Preferred Stock Approval.

         18. Notices. Except as otherwise expressly provided, all notices referred to herein shall be in writing and shall be delivered by registered or certified mail, return receipt requested, postage prepaid and shall be deemed to have been delivered when so mailed (i) to the Corporation, at its principal executive offices and (ii) to any shareholder, at such holder's address as it appears in the stock records of the Corporation (unless otherwise indicated in writing by any such holder).

                                    EXHIBIT C

                        STATEMENT OF DESIGNATION RELATING
                    TO SERIES B-1 CONVERTIBLE PREFERRED STOCK
                       WITH A PAR VALUE OF $0.01 PER SHARE

                         Pursuant to Section 2.13 of the
                         Texas Business Corporation Act

         EpicEdge, Inc., a Texas corporation (the "Corporation"), hereby certifies that pursuant to the authority contained in Article Four of the Corporation's Articles of Incorporation, as amended, and in accordance with the provisions of Section 2.13 of the Texas Business Corporation Act (the "TBCA"), the following resolution was adopted by the Board of Directors of the Corporation, by the unanimous written consent of directors pursuant to Section 9.10(B) of the TBCA, creating a series of its Preferred Stock designated as "Series B-1 Convertible Preferred Stock":

         RESOLVED, that there is hereby created and the Corporation be, and it hereby is, authorized to issue Five Million (5,000,000) shares of its Preferred Stock designated as "Series B-1 Convertible Preferred Stock" (the "Series B-1 Preferred Stock") to have the powers, preferences and rights and the qualifications, limitations or restrictions thereof hereinafter set forth in this resolution:

         19.      Liquidation.

                  a. General. Upon the occurrence of a Liquidity Event, each holder of the Series B-1 Preferred Stock will be entitled to receive, before any distribution or payment is made upon any Junior Securities, a Series B-1 Special Liquidation Payment as defined in Paragraph 7.

                  b.       Special Liquidation Payment.

                           (1) If a Liquidity Event is to occur, the Corporation will notify each holder of Series B-1 Preferred Stock in writing of such pending Liquidity Event not less than twenty (20) days prior to the consummation thereof. Such notice will describe the material terms and conditions of the Liquidity Event (including, but not limited to, the amount and nature of the total consideration to be paid in connection therewith) and the provisions of this Subparagraph 1.b(l). The Corporation will thereafter give each holder prompt notice of any material changes in such terms and conditions. Upon the consummation of a Liquidity Event, the holders of Series B-1 Preferred Stock shall be entitled to either (a)(i) the Series B-1 Special Liquidation Payment, and (ii) participate with the holders of the Common Stock, the Series B Preferred Stock (to the extent the holders of the Series B Preferred Stock elect to participate with the holders of the

         Common Stock) and the Series A Preferred Stock (to the extent the holders of the Series A Preferred Stock elect to participate with the holders of the Common Stock) in the proceeds of the Liquidity Event on an as-converted basis (applying the Participating Conversion Price); or
         (b) participate with the holders of the Common Stock, the Series B Preferred Stock (to the extent the holders of the Series B Preferred Stock elect to participate with the holders of the Common Stock) and the Series A Preferred Stock (to the extent the holders of the Series A Preferred Stock elect to participate with the holders of the Common Stock) in the proceeds of the Liquidity Event on an as-converted basis (applying the Non-Participating Conversion Price).

                           (2) Insufficient Assets. If, upon any Liquidity Event of the Corporation, the Corporation's assets available for distribution to its shareholders are insufficient to permit payment to all holders of the Series B-1 Preferred Stock of the Series B-1 Special Liquidation Payment, then the entire assets available for distribution will be distributed among the holders of the Series B-1 Preferred Stock pro rata.

         20.      Voting Rights.

                  a. General. Except as otherwise required by law, the holders of Series B-1 Preferred Stock will be entitled to vote with the holders of the Common Stock as a single class (except to the extent that voting as a separate class or series is provided by law) on each matter submitted to a vote of the Corporation's shareholders, with each share of Series B-1 Preferred Stock having a number of votes equal to the number of votes possessed by the number of shares of Common Stock into which such share of Series B-1 Preferred Stock is convertible as of the record date for the determination of shareholders entitled to vote on such matter.

                  b. Vote to Change Rights, Preferences and Powers of Series B-1 Preferred Stock. Series B-1 Preferred Stock Approval shall be required for any of the following:

                           (1) altering or changing the rights, preferences or privileges of the Series B-1 Preferred Stock;

                           (2) increasing or decreasing, other than by redemption or conversion, the authorized number of shares of Series B-1 Preferred Stock; and

                           (3) creating a new class of shares of the Corporation having rights, preferences or privileges equivalent or senior to the Series B-1 Preferred Stock.

         21.      Conversion.

                  a.       Conversion Procedure.

                           (1) At any time and from time to time, any holder of shares of Series B-1 Preferred Stock may convert all or any portion of such shares (including any fraction of a share) into the number of shares of Common Stock computed by dividing the product derived by multiplying the number of shares of Series B-1 Preferred Stock to be converted times the Original Purchase Price, by the Conversion Price determined pursuant to Paragraph 3.b.

                           (2) Each conversion of Series B-1 Preferred Stock will be deemed to have been effected as of the close of business on the date on which the certificate or certificates representing the Series B-1 Preferred Stock to be converted have been surrendered for conversion at the principal office of the Corporation. At such time as such conversion has been effected, the rights of the holder of such Series B-1 Preferred Stock as provided hereunder will cease, and the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock are to be issued upon such conversion will be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby.

                           (3) As soon as possible after a conversion has been effected and in no event later than ten (10) business days thereafter, the Corporation will deliver to the converting holder:

                                    (a)      a certificate or certificates
                  representing the number of shares of Common Stock issuable by reason of such conversion in such name or names and such denomination or denominations as the converting holder has specified,

                                    (b)      the amount payable under
                  Subparagraph 3.a(6) below with respect to such conversion; and

                                    (c)      a certificate representing any
                  shares of Series B-1 Preferred Stock which were represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which were not converted.

                           (4) The issuance of certificates for shares of Common Stock upon conversion of Series B-1 Preferred Stock will be made without charge to the holders of such Series B-1 Preferred Stock for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of shares of Common Stock. Upon conversion of any share of Series B-1 Preferred Stock, the Corporation will take all such actions as are necessary in order to insure that the Common Stock issued as a result of such conversion is validly issued, fully paid and nonassessable.

                           (5) The Corporation will not close its books against the transfer of Series B-1 Preferred Stock or of Common Stock issued or issuable upon conversion of Series B-1 Preferred Stock in any manner which interferes with the timely conversion of Series B-1 Preferred Stock.

                           (6) If any fractional interest in a share of Common Stock would, except for the provisions of this Subparagraph 3.a(6), be deliverable upon any conversion of the Series B-1 Preferred Stock, the Corporation, in lieu of delivering the fractional share therefor, shall pay an amount to the holder thereof equal to the Fair Market Value of such fractional interest as of the date of conversion.

                  b.       Conversion Price.

                           (1)      In order to prevent dilution of the
         conversion rights granted under this subdivision, the Conversion Price will be subject to adjustment from time to time pursuant to this Paragraph 3.b.

                           (2) If the Corporation issues or sells, or in accordance with Paragraph 3.c is deemed to have issued or sold, any shares of its Common Stock without consideration or for a consideration per share less than the Conversion Price in effect immediately prior to the time of such issuance or sale, then forthwith upon such issuance or sale the Conversion Price will be reduced to the conversion price determined by dividing (a) the sum of (1) the product derived by multiplying the Conversion Price in effect immediately prior to such issuance or sale times the number of shares of Common Stock Deemed Outstanding immediately prior to such issuance or sale, plus (2) the consideration, if any, received by the Corporation upon such issuance or sale, by (b) the number of shares of Common Stock Deemed Outstanding immediately prior to such issuance or sale plus the number of shares of Common Stock issued or deemed to have been issued in such sale pursuant to this Paragraph 3. Notwithstanding anything contained herein to the contrary, if the Corporation issues or sells, or in accordance with Paragraph 3.c is deemed to have issued or sold, any shares of Common Stock without consideration, the lowest net price per share shall equal one cent ($0.01).

                  c.       Effect on Conversion Prices of Certain Events.

                           (1) For purposes of determining the adjusted Conversion Prices under Paragraph 3.b, the following will be applicable:

                                    (a)      Issuance of Rights or Options. If
                  the Corporation grants, issues or sells Options to acquire Common Stock or Convertible Securities and the price per share for which Common Stock is issuable upon the exercise of such Options or upon conversion or exchange of any Convertible Securities issuable upon the exercise of such Options is less than the Conversion Price in effect immediately prior to the time of the granting, issuance or sale of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the granting of such Options for such price per share. For purposes of this paragraph, the "PRICE PER SHARE FOR WHICH COMMON STOCK IS ISSUABLE" shall be determined by dividing (A) the sum of (i) the amount, if any, received or receivable by the Corporation as consideration for the granting of such Options, plus (ii) the minimum aggregate amount of additional consideration payable to the Corporation upon exercise of all such Options, plus (iii) in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the issuance or sale of such Convertible Securities and the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options. No further adjustment of the Conversion Price shall be made when Convertible Securities are actually issued upon the exercise of such Options or when Common Stock is actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

                                    (b)      Issuance of Convertible Securities.
                  If the Corporation in any manner issues or sells any Convertible Securities and the price per share for which Common Stock is issuable upon such conversion or exchange thereof is less than the Conversion Price in effect immediately prior to the time of such issue or sale, then the maximum number of shares of Common Stock issuable upon conversion or exchange of such Convertible Securities shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this paragraph, the "PRICE PER SHARE FOR WHICH COMMON STOCK IS ISSUABLE" shall be determined by dividing (A) the sum of (i) the amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus (ii) the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment of the Conversion Price shall be made when Common Stock is actually issued upon the conversion or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustments of the Conversion Price had been or are to be made pursuant to other provisions of this Paragraph 3, no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

                                    (c)      Change in Option Price or
                  Conversion Rate. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock change at any time, the Conversion Price in effect at the time of such change shall be readjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities originally provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold; provided that if such adjustment of the Conversion Price would result in an increase in the Conversion Price then in effect, such adjustment shall not be effective until thirty (30) days after written notice thereof has been given to all holders of the Series B-1 Preferred Stock.

                           (2) For purposes of determining the adjusted Conversion Price under Subparagraph 3.b, the following will be applicable:

                                    (a)      Treatment of Expired Options and
                  Unexercised Convertible Securities. Upon the expiration of any Options or the termination of any right to convert or exchange any Convertible Securities without the exercise of any such Options or right, the Conversion Price then in effect hereunder will be adjusted to the Conversion Price which would have been in effect at the time of such expiration or termination had such Options or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been issued.

                                    (b)      Calculation of Consideration
                  Received. If any Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the gross amount received by the Corporation therefor. In case any Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation will be the Fair Market Value of such consideration. If any Common Stock, Options or Convertible Securities are issued in connection with any merger in which the Corporation is the surviving corporation, the amount of consideration therefor will be deemed to be the Fair Market Value of such portion of the net assets and business of the non-surviving corporation as is attributable to such Common Stock, Options or Convertible Securities, as the case may be.

                                    (c)      Integrated Transactions. In case
                  any Options are issued in connection with the issue or sale of other securities of the Corporation, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, the Options will be deemed to have been issued for a consideration of $.01 each.

                                    (d)      Treasury Shares. The number of
                  shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation, and the disposition of any shares so owned or held will be considered an issue or sale of Common Stock.

                                    (e)      Record Date. If the Corporation
                  takes a record of the holders of Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities or (ii) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or upon the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

                           (3) Subdivision or Combination of Common Stock. If the Corporation at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced, and if the Corporation at any time combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased.

                           (4) Certain Events. If any event occurs of the type contemplated by the provisions of this Paragraph 3 but not expressly provided for by such provisions, then the Board of Directors will make an appropriate adjustment in each case to the Conversion Price so as to protect the rights of the holders of the Series B-1 Preferred Stock; provided, however, that, no such adjustment will increase the Conversion Price as otherwise determined pursuant to this Paragraph 3 or decrease the number of shares of Common Stock issuable upon conversion of each share of Series B-1 Preferred Stock.

                           (5) No Adjustments. No adjustments to the Conversion Price shall be made for:

                                    (a)      the issuance of shares of Common
                  Stock into which the Preferred Stock is convertible; and

                                    (b)      the issuance of Excluded
                  Securities.

                  d.       Notices.

                           (1) Immediately upon any adjustment of the Conversion Price of the Series B-1 Preferred Stock, the Corporation will give written notice thereof to all holders of the Series B-1 Preferred Stock.

                           (2) The Corporation will give written notice to all holders of Series B-1 Preferred Stock at least twenty (20) days prior to the date on which the Corporation closes its books or takes a record (a) with respect to any dividend or distribution upon Common Stock, (b) with respect to any pro rata subscription offer to holders of Common Stock or (c) for determining rights to vote with respect to any Liquidity Event.

                  e. Mandatory Conversion. In the event that the holders of at least two-thirds (2/3rd) of the outstanding Series B-1 Preferred Stock consents to the conversion of the Series B-1 Preferred Stock to Common Stock, all of the outstanding Series B-1 Preferred Stock shall be converted to Common Stock at the Conversion Price in effect at that time. Any such mandatory conversion shall only be effected upon thirty (30) day prior written notice of such mandatory conversion delivered to all holders of Series B-1 Preferred Stock.

         22. Purchase Rights. If at any time the Corporation distributes, grants or sells Purchase Rights, then each holder of Series B-1 Preferred Stock will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Common Stock acquirable upon conversion of such holder's Series B-1 Preferred Stock immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the distribution, issue or sale of such Purchase Rights.

         23. Registration of Transfer. The Corporation will keep at its principal office a register for the registration of the Series B-1 Preferred Stock. Upon the surrender of any certificate representing Series B-1 Preferred Stock at such place, the Corporation will, at the request of the registered holder of such certificate, execute and deliver (at the Corporation's expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of shares of Series B-1 Preferred Stock represented by the surrendered certificate and the Corporation will cancel such surrendered certificate. Each such new certificate will be registered in such name and will represent such number of shares of Series B-1 Preferred Stock as is requested by the holder of the surrendered certificate and will be substantially identical in form to the surrendered certificate.

         24. Replacement. Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder will be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing shares of Series B-1 Preferred Stock, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is an institutional investor its own agreement will be satisfactory), or, in the case of any such mutilation, upon surrender of such certificate, the Corporation will (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of Series B-1 Preferred Stock represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

         25.      Definitions.

         "BOARD OF DIRECTORS" shall mean the Board of Directors of the Corporation.

         "COMMON STOCK DEEMED OUTSTANDING" means, at any given time, the number of shares of Common Stock actually outstanding at such time, plus (i) the number of shares of Common Stock deemed to be outstanding pursuant to Subparagraphs 3.c(l) and 3.c(2) hereof (whether or not the Options or Convertible Securities are actually exercisable at such time) and (ii) securities convertible into or exchangeable for Common Stock.

         "CONVERSION PRICE" means, with respect to each holder of Series B-1 Preferred Stock, (a) the Participating Conversion Price in the event such holder elects to exercise its rights pursuant to Paragraph 1.b(1)(a), or (b) in all other cases, the Non-Participating Conversion Price. The Participating Conversion Price and Non-Participating Conversion Price shall be subject to adjustment pursuant to Subparagraphs 3.b and 3.c.

         "CONVERTIBLE SECURITIES" means securities convertible into or exchangeable for Common Stock.

         "EFFECTIVE DATE" means the date that this Statement of Designation is filed with the Texas Secretary of State.

         "EXCLUDED SECURITIES" means (i) the shares of Common Stock issued upon exercise of the stock options that are granted under the Stock Option Plan, (ii) any securities used as consideration in connection with any mergers with (where the Corporation is the surviving corporation) or acquisitions by the Corporation of any unaffiliated entities approved by the

Corporation's Board of Directors, (iii) any securities issued or issuable upon exercise of Convertible Securities issued and outstanding on the date of the Investment Agreement; provided, that a description of such Convertible Securities is listed on the Disclosure Schedule attached to the Investment Agreement, and (iv) any securities issued or issuable upon exercise or conversion of the Note, the Warrants and the Convertible Securities issued or issuable thereunder.

         "FAIR MARKET VALUE" of any security means the average of the closing prices of such security's sales on all securities exchanges on which such security may at the time be listed, or, if there has been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., New York time, or, if on any day such security is not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of 20 days consisting of the day as of which Fair Market Value is being determined and the 19 consecutive business days prior to such day. If at any time such security is not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, the Fair Market Value will be the fair value thereof determined jointly by the Corporation and by Series B-1 Preferred Stock Approval without discount for minority interests. If such parties are unable to reach agreement within twenty (20) days, such fair value (without discount for minority interests) will be determined by an independent "Big Four" accounting firm selected by Series B-1 Preferred Stock Approval and approved by the Board of Directors, which approval shall not be unreasonably withheld. The expenses of any such valuation shall be borne by the Corporation.

         "INVESTMENT AGREEMENT" means that certain Note and Preferred Stock Purchase Agreement dated as of April 16, 2002, by and among the Company and the parties named therein, as may be amended, restated or otherwise modified from time to time.

         "JUNIOR SECURITIES" means any of the Corporation's equity securities including, without limitation, the Common Stock, the Series A Preferred Stock and the Series B Preferred Stock, other than the Series B-1 Preferred Stock.

         "LIQUIDATION VALUE" means, as to each share of Series B-1 Preferred Stock, the Original Purchase Price, subject to adjustment in the event of any stock dividends, stock splits, combinations, subdivision or split-ups.

         "LIQUIDITY EVENT" means (a) a sale or transfer of more than fifty percent (50%) of the assets of the Corporation in any transaction or series of related transactions (other than sales in the ordinary course of business), (b) any merger, consolidation or reorganization to which the Corporation is a party, except for a merger, consolidation or reorganization in which the Corporation is the surviving corporation and, after giving effect to such merger, consolidation or reorganization, the holders of the Corporation's outstanding capital stock (on a fully-diluted basis) immediately prior to the merger, consolidation or reorganization will own, immediately following the merger, consolidation or reorganization, capital stock holding a majority of the voting power of the surviving corporation, (c) any sale or series of sales of shares of the

Corporation's capital stock by the holders thereof which results in any Person or group of affiliated Persons (other than the owners of the Corporation's capital stock as of the Effective Date) owning capital stock holding a majority of the voting power of the Corporation or (d) any liquidation, dissolution or winding up of the Corporation.

         "NON-PARTICIPATING CONVERSION PRICE" initially means $0.25, as subsequently adjusted pursuant to Paragraph 3.b.

         "NOTE" means that certain Substitute Convertible Secured Promissory Note dated as of April 2003 in the principal amount of $2,000,000, issued by the Corporation to Edgewater Private Equity Fund III, L.P., as amended, restated, substituted or otherwise modified from time to time.

         "OPTIONS" means any grant, issue or sale by the Corporation of any right or option to subscribe for or to purchase Common Stock or any Convertible Securities.

         "ORIGINAL PURCHASE PRICE" means, as to each share of Series B-1 Preferred Stock, $0.75 per share.

         "PARTICIPATING CONVERSION PRICE" initially means $0.75, as subsequently adjusted pursuant to Paragraph 3.b.

         "PERSON" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof.

         "PREFERRED STOCK" means, collectively, the Series B-1 Preferred Stock, the Series A Preferred Stock and the Series B Preferred Stock.

         "PURCHASE RIGHTS" means any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property which are distributed, granted or sold to all record holders of any class of Common Stock.

         "SERIES A PREFERRED STOCK" means the Series A Convertible Preferred Stock, par value $0.01 per share, of the Corporation.

         "SERIES B PREFERRED STOCK" means the Series B Convertible Preferred Stock, par value $0.01 per share, of the Corporation.

         "SERIES B-1 PREFERRED STOCK APPROVAL" means an affirmative vote, at a meeting or by written consent, of (a) if the Note has been converted into shares of Series B-1 Preferred Stock or the Warrants have been exercised for shares of Series B-1 Preferred Stock, the holders of at least fifty-one percent (51%) of the outstanding Series B-1 Preferred Stock, or (b) if the Note and the Warrants are still outstanding, the holders of the Note and the Warrants.

         "SERIES B-1 SPECIAL LIQUIDATION PAYMENT" means three and one-half (3.50) times the Liquidation Value per share of Series B-1 Preferred Stock.

         "STOCK OPTION PLAN" means, collectively, (a) the Corporation's 1999 Employee Stock Option Plan approved by the Board of Directors in February of 1999 and ratified by the Board of Directors on April 16, 2002, as amended or otherwise modified from time to time upon the approval of the Board of Directors, (b) the Corporation's 2002 Stock Option Plan approved by the Board of Directors on April 16, 2002, as amended or otherwise modified from time to time upon the approval of the Board of Directors, and (c) the Corporation's 2000 Employee Stock Purchase Plan approved by the Board of Directors on May 25, 2000, as amended or otherwise modified from time to time upon the approval of the Board of Directors.

         "WARRANTS" means, collectively, (a) the Warrant dated as of April 2003 to purchase 1,333,333 shares of Series B-1 Preferred Stock, issued by the Corporation to Edgewater Private Equity Fund III, L.P., as amended, restated or otherwise modified from time to time, and (b) the Warrant dated as of April 2003 to purchase 200,000 shares of Series B-1 Preferred Stock, issued by the Corporation to Edgewater Private Equity Fund III, L.P., as amended, restated or otherwise modified from time to time.

         26. Amendment and Waiver. No amendment, modification or waiver will be binding or effective with respect to any provision of this Statement of Designation without Series B-1 Preferred Stock Approval. No change in the terms hereof may be accomplished by merger or consolidation of the Corporation with another corporation unless the Corporation has obtained prior Series B-1 Preferred Stock Approval.

         27. Notices. Except as otherwise expressly provided, all notices referred to herein shall be in writing and shall be delivered by registered or certified mail, return receipt requested, postage prepaid and shall be deemed to have been delivered when so mailed (i) to the Corporation, at its principal executive offices and (ii) to any shareholder, at such holder's address as it appears in the stock records of the Corporation (unless otherwise indicated in writing by any such holder).